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                                                              CONFORMED COPY
                                                              EXHIBIT 23.3


                       [Letterhead of SHEARMAN & STERLING]

(212) 848-4000

                               October 2, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                                 Synetic, Inc.
                                 -------------
Dear Sirs/Mesdammes:

               We hereby consent to the incorporation by reference of our opinion as an Exhibit to this Post-Effective Amendment No. 3 to the Registration Statement on Form S-3 (File No. 333-18771) (the "Registration Statement") and to the reference to our name under the caption "Legal Matters" in the Prospectus contained in this Post-Effective Amendment No. 3 to the Registration Statement, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

                                                 Very truly yours,

                                                 /s/  Shearman & Sterling